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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
HealtheTech, Inc:

        We consent to the incorporation by reference in the registration statement (No. 333-96835) on Form S-8 of HealtheTech, Inc. of our report dated February 14, 2003, relating to the consolidated balance sheets of HealtheTech, Inc. as of December 31, 2001 and 2002 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K, of HealtheTech, Inc.

KPMG LLP

Denver, Colorado
February 25, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS